EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck ETF Trust (comprising of Biotech ETF, Digital Transformation ETF, Energy Income ETF, Environmental Services ETF, Fabless Semiconductor ETF, Gaming ETF, Green Infrastructure ETF, Pharmaceutical ETF, Retail ETF, Robotics ETF, Semiconductor ETF, Video Gaming and eSports ETF, Commodity Strategy ETF, Durable High Dividend ETF, Inflation Allocation ETF, Long/Flat Trend ETF, Morningstar ESG Moat ETF, Morningstar Global Wide Moat ETF, Morningstar International Moat ETF, Morningstar SMID Moat ETF, Morningstar Wide Moat ETF, Morningstar Wide Moat Growth ETF, Morningstar Wide Moat Value ETF and Social Sentiment ETF), do hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of VanEck ETF Trust for the period ending September 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck ETF Trust.

Dated: December 6, 2024	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck ETF Trust

Dated: December 6, 2024	/s/ John J. Crimmins
John J. Crimmins
Chief Financial Officer
VanEck ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.